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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Key Employee Plan, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan, and the 1997 Stock Option Plan for U.S. Employees, of our report dated September 30, 1997, with respect to the consolidated financial statements of CogniSeis Development, Inc., included in the Company's registration statement (Form F-1 No. 333-7926) and the related prospectus of Paradigm Geophysical Ltd. filed with the Securities and Exchange Commission.



                                                              Ernst & Young LLP



Houston, Texas
December 28, 1998


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